EXHIBIT 10 (i)

                           EMPLOYMENT AGREEMENT

                              By and Between

                        QUAKER CHEMICAL CORPORATION

                                    and

                             RONALD J. NAPLES





August 14, 1995


                           EMPLOYMENT AGREEMENT



     THIS EMPLOYMENT AGREEMENT is entered into August 14, 1995, by and between QUAKER CHEMICAL CORPORATION, a Pennsylvania corporation (the "Company"), and RONALD J. NAPLES ("Executive").

                                BACKGROUND:

     The Company desires to employ Executive as its President and Chief Executive Officer, and Executive desires to accept such employment. The Company and Executive intend, by this Employment Agreement, to establish the terms and conditions of Executive's employment.
     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained and intending to be legally bound hereby, the Company and Executive agree as follows:
     1.   Employment.
          The Company hereby offers and Executive hereby accepts employment as the President and Chief Executive Officer of the Company upon the terms and conditions contained herein.
     2.   Duties.
          (a) Executive shall perform all duties consistent with the position of President and Chief Executive Officer of the Company, as well as any other duties which are assigned to him by the Board of Directors of the Company (the "Board") which are commensurate with his position. Executive will devote his entire time and best efforts to fulfill

                                    -1-

faithfully, responsibly and satisfactorily those duties and to further the Company's best interests.
          (b) During his employment, Executive shall not engage in any commercial activities which are in any way in competition with the activities of the Company (provided, however, that this shall not restrict Executive from holding up to 1% of the outstanding capital stock or other securities of any publicly traded entity which conducts activities in competition with the activities of the Company) or which may in any way interfere with the performance of his duties or responsibilities to the Company.
          (c) Subject to the provisions of Paragraph 10 hereof, nothing contained in this Employment Agreement shall restrict or prohibit Executive from serving on boards of eleemosynary institutions or on the boards of up to two publicly traded entities.
     3.   Term.
          The initial term of Executive's employment shall commence on October 2, 1995 (the "Starting Date") and shall end on December 31, 1998 (the "Term of Employment"). Thereafter, the Term of Employment shall continue for successive one year periods unless either the Company or Executive shall have given the other at least ninety days' notice of a desire to terminate and intention not to renew at the expiration of the then current period.
     4.   Base Salary and Bonuses.
          In exchange for Executive's promises contained herein, the Company shall compensate him in the following manner:

                                    -2-

          (a) Base Salary. The Company shall compensate Executive at the Base Salary of $350,000 per annum, payable in equal installments on the same basis as other senior salaried officers of the Company. Said Base Salary shall be reviewed and considered for increase as of January 1, 1999 and annually thereafter if Executive's employment is then in effect.
          (b) Bonuses. Commencing in 1996, Executive will participate in the Quaker Incentive Compensation Plan applicable to the Company's other senior salaried officers. For the purposes of Executive's participation, he will have a target award percentage of 80% of mid-point of range.
          (c) The amounts set forth herein are subject to appropriate withholdings and deductions as required by law.
     5.   Long-Term Performance Incentive Plan.
          (a) Executive shall be eligible for participation in the 1995 through 1998 Performance Award Period under the Company's Long-Term Performance Incentive Plan (the "Incentive Plan"), and in connection with such participation has been awarded 25,000 Performance Incentive Units which shall have the same percentages, if any, and the same amounts of Stated Value and Performance Program Targets applicable to them as shall be applicable to the Performance Incentive Units awarded to other senior salaried officers under the Incentive Plan for said Performance Award Period.
          (b) Executive shall be eligible to participate in subsequent Performance Award Periods under the Incentive Plan, and the Compensation/Management Development Committee of the Board administering

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the Incentive Plan (the "Compensation Committee") may award and grant
Executive Performance Incentive Units and/or Stock Options under the Incentive Plan in the Compensation Committee's discretion; provided, however, that for the Performance Award Period covering 1997 through 2000, Executive will be awarded and granted not less than 25,000 Performance Incentive Units and Stock Options to purchase not less than 50,000 shares of the Company's Common Stock, such awards and grants to be upon such terms and subject to such conditions as are generally applicable to other awards and grants under the Incentive Plan.
          (c) Simultaneous with the execution and delivery of this Employment Agreement (effective as of the Starting Date), Executive is, pursuant to Paragraph 7, being granted Stock Options under the Incentive Plan to purchase 200,000 shares of the Company's Common Stock.
     6.   Restricted Stock.
          Attached hereto, made a part hereof and marked Exhibit A is the Quaker Chemical Corporation 1995 Naples Restricted Stock Bonus Plan and Agreement (the "Stock Bonus Plan") which has been approved and adopted by the Company's Board and the Compensation Committee. The Stock Bonus Plan provides for an Initial Stock Bonus to the Executive of 50,000 shares of the Company's Common Stock, of which 5,000 shares will be paid to Executive outright and the remaining 45,000 shares will be issued to Executive subject to risk of forfeiture. The Stock Bonus Plan further grants to Executive the right to earn up to an Additional Stock Bonus of up to 50,000 shares of the Company's Common Stock based upon increases in earnings per share of the Company's Common Stock for years commencing 1996 and thereafter during the Term of Employment.
          On the date of this Employment Agreement, effective as of the Starting Date, the Company and Executive shall execute copies of the Stock Bonus Plan, and the Stock Bonus Plan shall control over any inconsistent provision contained in this Employment Agreement and contains all of the terms relevant to Executive's right to receive the shares of the Company's Common Stock thereunder.
     7.   Stock Options.
          The Compensation Committee has granted to Executive Stock Options under the Incentive Plan pursuant to which Executive may purchase up to an aggregate of 200,000 shares of the Company's Common Stock. Attached hereto, made a part hereof and marked Exhibit B is the Stock Option Agreement which sets forth the terms and conditions of said grant, including, but not limited to, the Option exercise prices, the dates of exercise, whether such Options are incentive stock options or non-qualified stock options, and the like.
          On the date of this Employment Agreement, effective as of the Starting Date, the Company and Executive shall execute copies of such Stock Option Agreement, and the Stock Option Agreement shall control over any inconsistent provision contained in this Employment Agreement and contains all of the terms relevant to said Stock Options.

     8.   Pension and Other Benefit Plans.
          (a) During the Term of Employment, Executive shall be entitled to participate in the Company's employee benefit plans as they are in existence on the date of this Employment Agreement or as they may be amended hereafter. At the present time, Executive is entitled to participate in various plans, including, without limitation, the following plans to the same extent as other senior salaried officers of the Company:
Group Medical Insurance Plan (including Major Medical and Dental), Group Term Life Insurance, Defined Benefit Pension Plan, and Profit Sharing and Retirement Income Plan.
          (b) Attached hereto, made a part hereof and marked Exhibit C is the Quaker Chemical Corporation 1995 Naples Supplemental Retirement Income Program and Agreement (the "Naples SURP") which has been approved by the Board and the Compensation Committee. The Naples SURP provides that Executive shall receive supplemental retirement income benefits similar to those in the Company's Supplemental Retirement Income Program ("Company SURP"), as amended through May 5, 1993, with the exception that Executive shall be immediately vested thereunder and that for purposes of calculating benefits, he will only need fifteen years to receive the maximum benefits thereunder. The Naples SURP may be amended in a manner consistent with any amendments made to the Company SURP; provided, however, no such amendment will reduce or limit any of the benefits thereunder. Executive hereby waives any rights he may have to participate in or to receive benefits under the Company SURP. Executive shall be fully vested in the benefits accrued under the Naples SURP and such benefits shall be nonforfeitable, notwithstanding the termination of his employment with the Company prior to his reaching normal retirement age.
               On the date of this Employment Agreement, effective as of the Starting Date, the Company and Executive shall execute copies of the Naples SURP, and the Naples SURP shall control over any inconsistent provision contained in this Employment Agreement and contains all of the terms relevant to such supplemental retirement income benefits.
     9.   Other Benefits.
          Executive shall be provided with the following additional benefits:
          (a) The Company shall reimburse Executive for the cost of his membership in one country or business club and for his business-related use thereof.
          (b) The Company shall reimburse Executive, upon proper accounting, for reasonable expenses and disbursements incurred by him in the course of his performance of the duties hereunder.
          (c) Executive shall be entitled to five weeks of vacation each year this Employment Agreement is in effect without reduction in salary.
          (d) The Company shall reimburse Executive up to $5,000 per calendar year for annual tax preparation and financial planning services.
          (e) The Company shall reimburse Executive for the reasonable counsel fees incurred by him in connection with the preparation, execution and delivery of this Employment Agreement.

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     10.  Executive Covenants.
          In order to induce the Company to enter into this Employment Agreement, Executive hereby agrees as follows:
          (a) Except for and on behalf of the Company and except with the consent of or as directed by the Board, Executive will keep confidential and shall not divulge to any other person or entity during the Term of Employment or thereafter any of the business or trade secrets, names and purchase histories of customers, formulae and processes of manufacture, or other confidential information regarding the Company which has not otherwise become public knowledge.
          (b) All papers, books and records of every kind, and description relating to the business and affairs of the Company, whether or not prepared by Executive, shall be the sole and exclusive property of the Company, and Executive shall surrender them to the Company at any time upon the request by the Board.
          (c) During the Term of Employment and for a period of two years after the termination of Executive's employment, regardless of the reason for such termination, Executive will not (i) participate, directly or indirectly, as a director, stockholder or partner, or have any direct or indirect financial interest as creditor, in any business which, directly or indirectly, competes with the Company; provided, however, that this paragraph shall not restrict Executive from holding up to 1% of the outstanding capital stock or other securities of any publicly traded entity which conducts activities in competition with the activities of the

Company, or (ii) solicit any customers of the Company on behalf of himself or any other person, firm or company; or (iii) within any place in the world (the Company being global in nature and its business being international), directly or indirectly, individually or jointly, as employee or in any other capacity enter into or become engaged in the exploitation, development, manufacture or sale of any products used or capable of use in competition with the products of the Company or in any process, method, or apparatus which would facilitate the manufacture or sale of products used or capable of use in competition with the Company's products.
          (d) The Company shall, in addition to other remedies provided by law, have the right and remedy to have the provisions of this Paragraph 10 specifically enforced by any court having equity jurisdiction. Executive acknowledges that any breach or threatened breach of the provisions of this Paragraph 10 will cause irreparable injury to the Company and that money damages will not provide an adequate remedy. Nothing contained herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for such breach or threatened breach, including any recovery of damages from Executive.
     11.  Certain Events.
          (a) Definitions. For the purposes of this Paragraph 11 (and, except as otherwise provided in this Employment Agreement, not for any other provisions of this Employment Agreement), the following definitions shall apply:

               (i) "Act" means the Securities Exchange Act of 1934, as amended. (This definition shall also be applicable in Paragraph 12).
               (ii) "Company's Common Stock" means shares of Common Stock, $1 par value, of the Company.
               (iii)  "First Event" means any of the following events:
                    (A) Shares of the Company's Common Stock are acquired (other than directly from Company in exchange for cash or property) by any person (as used in Sections 13 and 14 of the Act), other than a person who is a present officer or director of the Company, who thereby becomes the beneficial owner (as defined in Rule 13d-3 under the Act) of more than 10% of the issued and outstanding shares of the Company's Common Stock.
                    (B) Any person, firm or corporation (including a shareholder of the Company) makes a tender offer or exchange offer for, or a request or invitation for tenders or exchanges of, shares of the Company's Common Stock.
               (iv) "Second Event" means any one of the following events occurring after a First Event:
                    (A) A new director of the Company is elected in an election in which the acquiror of the shares referred to in Paragraph 11(a)(iii)(A) or the offeror or requester referred to in Paragraph 11(a)(iii)(B) voted, in person or by proxy, and such new director was not nominated as a candidate in a proxy statement forwarded to shareholders by the Company's management prior to the occurrence of the First Event.

                    (B) More than 20% of the issued and outstanding shares of the Company's Common Stock are owned by one person (as used in Sections 13 and 14 of the Act) other than a person who is a present officer or director of the Company.
                    (C) During any period of two consecutive calendar years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election, by the Company's shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the two year period.
               (v) "Termination for Cause" means Executive's employment with the Company shall have been terminated by the Company by reason of either:
                    (A) The willful and continued neglect (after having received notice thereof from the Board) by Executive of Executive's duties under this Employment Agreement; or
                    (B) The willful engaging by Executive in a continued course of misconduct (after having receive notice thereof from the Board) which is materially injurious to the Company, monetarily or otherwise;
and Executive shall have been given notice thereof from the Board and an opportunity (with counsel) to be heard by the Board and the Board shall have made a reasonable and good faith finding that Executive was guilty of the conduct set forth in clause (A) or (B) hereof.

          (b) The purpose of this Paragraph 11 is to reinforce and encourage the continued dedication and attention of Executive to Executive's assigned duties under this Employment Agreement without distraction in the face of the potentially disturbing circumstances which may arise from the possibility of a change of control or an attempt to change the control of the Company.
          (c) Upon the occurrence of a First Event, the Company will deposit in an escrow account at CoreStates Bank, N.A. (or such other bank as the Company may hereafter designate) (the "Bank") an amount equal to 300% of Executive's then current annual rate of Base Salary (the "Termination Pay").
          (d) If a Second Event shall occur and thereafter (but within three years after date of the occurrence of the First Event) Executive's employment with the Company shall terminate for a reason other than (i) Executive's death, (ii) Executive's Disability (as hereafter defined),
(iii) by the Company as a Termination for Cause, or (iv) by Executive, other than for Good Reason (as hereafter defined), Executive may demand that the Bank pay Executive the Termination Pay (the "Demand").
          (e) After the receipt of the Demand, the Bank will pay Executive the Termination Pay in thirty-six equal consecutive monthly installments, the first such installment to be paid within thirty days from the date of the Demand. Executive shall not be required to mitigate the amount of any payment provided in this Subparagraph (e) by seeking other employment or otherwise, nor shall the amount of any payment provided for in this

Subparagraph (e) be reduced by any compensation earned by Executive as the result of employment by another employer after the date of termination.
          (f) The Company may withdraw the deposited Termination Pay if three years elapse from the date of deposit thereof and if no Demand has been made. If, prior to the expiration of said three year period, there shall occur another First Event, Company will not be required to make an additional deposit of Termination Pay (except to the extent necessary to reflect an increase in Base Salary during said period), but the three year period described herein shall be deemed to commence on the date of the occurrence of the last such First Event.
          (g) The Company shall pay the usual and customary charges of the Bank for acting as escrow agent. The Company will be entitled to the payment of any and all interest and other income earned by the Bank through the investment of the deposited Termination Pay. Said interest shall be paid to Company as earned. The escrow arrangement may be subject to the Bank's usual rules and procedures, and Company will indemnify the Bank against any loss or liability for any action taken by it in good faith as escrow agent.
     12.  Termination and Severance Benefits.
          (a) Executive's employment under this Employment Agreement shall immediately terminate and all rights, benefits and obligations hereunder shall cease in the event of Executive's death except for benefits accrued to or accelerated at the date of death.

          (b) In the event that a mutually acceptable physician determines that Executive, by reason of physical or mental disability, is and for a period of six consecutive months has been permanently unable to perform substantially his usual and customary duties under this Employment Agreement ("Disability"), Executive's employment under this Employment Agreement shall immediately terminate and all rights, benefits and obligations hereunder shall cease except for benefits accrued to or accelerated at the date of Disability.
          (c) The Company shall have the right to terminate Executive's employment under this Employment Agreement in the event of any of the following (which shall constitute "Cause"):
               (i) The willful and continued neglect (after having received notice thereof from the Board) by Executive of Executive's duties under this Employment Agreement; or
               (ii) The willful engaging by Executive in a continued course of misconduct (after having received notice thereof from the Board) which is materially injurious to the Company, monetarily or otherwise;
and Executive shall have been given notice thereof from the Board and an opportunity (with counsel) to be heard by the Board and the Board shall have made a reasonable and good faith finding that Executive was guilty of the conduct set forth in clause (i) or (ii) hereof.
          (d) Executive shall have the right to terminate his employment under this Employment Agreement for "Good Reason." For the purposes of this Paragraph 12(d) the following definitions apply:
               (i) "Significant Transaction" means (a) the closing of a transaction involving a transfer of all or substan tially all of the Company's assets and business (whether structured as an acquisition, sale of assets, merger, consolidation or otherwise, and whether or not the Company is the surviving entity of the transaction) or an exchange of equity securities of the Company for assets or stock of another entity or person, after which transaction less than 50% of the equity (regardless of the form of the equity interests) of the Company (or the surviving entity, as the case may be) is owned by the persons and entities who were the shareholders of the Company immediately prior to the closing of the transaction, or (b) following the occurrence of a First Event (as defined in Paragraph 11), the acquisition by a person (as used in Sections 13 and 14 of the Act) of more than 50% of the issued and outstanding shares of the Company's Common Stock.
               (ii) "Company" includes Quaker Chemical Corporation and the entity surviving a Significant Transaction if it is other than Quaker Chemical Corporation.
               (iii)     "Good Reason" means:
                    (A) The failure of Executive to be elected as a director of the Company or the failure of Executive to be elected the President of the Company or the failure of the Company to elect Executive as, or to permit Executive to perform the duties of, the Chief Executive

Officer of the Company, which failure is not remedied within thirty days after the receipt by the Company of notice thereof from Executive; or
                    (B) A breach by the Company of any material provision of this Employment Agreement, which breach is not remedied within thirty days after the receipt by the Company of notice thereof from Executive;
                    (C) An amendment of the Company's By-Laws (which amendment is not approved by Executive), the effect of which is a material change in the duties and responsibilities of the Company's Chief Executive Officer;
                    (D) The relocation of the principal executive offices of the Company (including the principal office of Executive) to a location outside the continental United States, which relocation is not initiated or proposed by Executive;
                    (E) A determination to terminate employment for any reason whatsoever is made by Executive during the period commencing twenty four and ending thirty months after the occurrence of a Significant Transaction as defined in clause (a) of Paragraph 12(d)(i); or a determination to terminate employment for any reason whatsoever is made by Executive during the period commencing twelve and ending eighteen months after the occurrence of a Significant Transaction as defined in clause (b) of Paragraph 12(d)(i); or
                    (F) The Company is not or ceases to be a corporation with its common stock registered pursuant to Section 12(g) of the Act.

          (e) In the event of the termination of Executive's employment under this Employment Agreement for any reason other than Executive's death or Disability, or by the Company for Cause, or by reason of Executive having given the Company a notice of intention not to renew pursuant to Paragraph 2 (a "Severance Event"), (i) the Company shall pay to Executive a severance benefit in an amount equal to 250% of Executive's then current annual rate of Base Salary if the Severance Event occurs prior to five years from the Starting Date or 300% of Executive's then current annual rate of Base Salary if the Severance Event occurs after five years from the Starting Date, which severance benefit shall be paid to Executive in thirty (if the Severance Event occurs prior to five years from the Starting Date) or thirty-six (if the Severance Event occurs on or after five years from the Starting Date) equal consecutive monthly installments commencing one month after the date of the termination of employment, (ii) the medical insurance coverage (or coverage similar thereto) being provided Executive immediately prior to the date of termination of employment shall be continued in effect, at the Company's expense for a period ending on the sooner of five years from the date of termination of employment or the date on which Executive obtains new employment which provides him with such coverage, (iii) the Company shall pay to Executive the present value of the amount, if any, which would have been contributed by the Company on Executive's behalf to the Company's Defined Benefit Pension Plan for the period from the date of termination of employment through the end of the then Term of Employment, and (iv) for the purposes of the Naples SURP, Naples shall be deemed to have been employed by the Company through the end of the then Term of Employment. Notwithstanding anything contained in this Paragraph 12(e) to the contrary, if the Severance Event occurs after Executive shall have reached 62 years of age, the amount payable to Executive pursuant to clause (i) hereof shall be reduced by 1/36th for each full month after Executive's 62nd birthday that Executive shall have been employed hereunder, so that if the Severance Event occurs after Executive shall have reached 65 years of age no amount shall be payable to Executive pursuant to said clause (i).
     13.  Indemnification.
          The Company shall defend and hold Executive harmless to the fullest extent permitted by applicable law in connection with any claim, action, suit, investigation or proceeding arising out of or relating to performance by Executive of services for, or action of Executive as a director, officer or employee of the Company or any parent, subsidiary or affiliate of the Company, or of any other person or enterprise at the Company's request. Expenses incurred by Executive in defending a claim, action, suit or investigation or criminal proceeding shall be paid by the Company in advance of the final disposition thereof upon the receipt by the Company of an undertaking by or on behalf of Executive to repay said amount unless it shall ultimately be determined that Executive is entitled to be indemnified hereunder; provided, however, that this shall not apply to a non- derivative action commenced by the Company against Executive.

     14.  Conflicting Agreements.
          Each party hereto hereby represents and warrants to the other party that the entering into this Employment Agreement, and the obligations and duties undertaken by such party hereunder, will not conflict with, constitute a breach of, or otherwise violate the terms of, any other employment or other agreement to which he or it is a party.
     15.  Successors and Assigns.
          This Employment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs and personal representatives.
     16.  Notices.
          All notices, requests, demands and other communications hereunder must be in writing and shall be deemed to have been duly given if delivered by hand or mailed within the continental United States by first class certified mail, return receipt requested, postage prepaid, to the other party, addressed as follows:

          If to the Company:   Quaker Chemical Corporation
                               Elm and Lee Streets
                               Conshohocken, PA  19428
                               Attn:  Chairman of the Board

          If to Executive:     Ronald J. Naples
                               411 Wister Road
                               Wynnewood, PA  19096
Addresses may be changed by written notice sent to the other party at the last recorded address of that party.
     17.  Severability.
          If any provision of this Employment Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair or invalidate the remainder of this Agreement.
     18.  Prior Understandings.
          This Employment Agreement (including the Exhibits hereto) embodies the entire understanding of the parties hereof, and supersedes all other oral or written agreements or understandings between them regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by the parties hereto. The headings in this Employment Agreement are for convenience and reference only and shall not be construed as part of this Employment Agreement or to limit or otherwise affect the meaning hereof.
     19.  Execution in Counterparts.
          This Employment Agreement may be executed by the parties hereto in counterparts, each of which shall be deemed to be original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.
     20.  Choice of Laws.
          Jurisdiction over disputes with regard to this Employment Agreement shall be exclusively in the courts of the Commonwealth of Pennsylvania, and this Employment Agreement shall be construed and interpreted in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Employment Agreement as of the day and year first above written.

                               QUAKER CHEMICAL CORPORATION

                               By: /s/ PETER A. BENOLIEL
                                  --------------------------
Attest:                           Peter A. Benoliel,
                                  Chairman of the Board
/s/ KARL H. SPAETH
-------------------------
       Secretary
                               /s/ RONALD J. NAPLES
                               -----------------------------
                               Ronald J. Naples

                        QUAKER CHEMICAL CORPORATION
              1995 NAPLES RESTRICTED STOCK PLAN AND AGREEMENT


1.   Background

     Quaker Chemical Corporation (the "Company") desires to retain the services of Ronald J. Naples ("Naples"), as the President and Chief Executive Officer of the Company, and to provide him with increased motivation and incentive to exert his best efforts on behalf of the Company through the payment of restricted stock. The Company expects that it will benefit from the added interest which Naples will have in the welfare of the Company as a result of his proprietary interest in the Company's success.

2.   Administration

     This Plan and Agreement shall be administered by the Company's Compensation/Management Development Committee (the "Committee") whose determinations shall be final, binding and conclusive. In the exercise of this power, the Committee shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission, or inconsistency in this Plan and Agreement in a manner and to the extent it shall deem necessary to make this Plan and Agreement fully effective.

3.   Initial Stock Bonus

     (a) The Company shall issue and pay to Naples as an Initial Stock Bonus (the "Initial Stock Bonus") an aggregate of 50,000 shares of the Company's Common Stock, $1.00 par value per share, ("Common Stock"), which shares may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased or acquired by the Company for any purpose, upon the terms and subject to the conditions of this Plan and Agreement.

     (b) Upon the execution of this Plan and Agreement, the Company shall pay and deliver to Naples, as part of the Initial Stock Bonus, 5,000 shares of Common Stock, free of all restrictions (except as otherwise provided in this Plan and Agreement), registered in his name. Stock Certificates representing the 45,000 share balance of the Initial Stock Bonus shall be registered in Naples' name but shall be deposited with the Company, together with stock powers endorsed by Naples in blank, to be held in custody by the Company for Naples' account


                                 EXHIBIT A

(the "Restricted Shares"). The Restricted Shares shall also bear the following legend: "The transferability of this Certificate and the shares of stock represented hereby are subject to the terms and conditions of the Quaker Chemical Corporation 1995 Naples Restricted Stock Plan and Agreement. Copies of such Plan and Agreement are on file in the offices of Quaker Chemical Corporation."

     (c) The Company shall deliver the Restricted Shares to Naples, free of the aforesaid legend and of all restrictions (except as otherwise provided in Paragraph 9 of this Plan and Agreement), in three equal installments of 15,000 shares each on October 2, 1996, 1997 and 1998 (each, a "Lapse Date") if Naples is still employed by the Company on such Lapse Date. During the period the Restricted Shares are held in custody by the Company, Naples shall generally have the rights and privileges of a shareholder as to such Restricted Shares, including the right to all cash or stock dividends paid with respect to such shares and the right to vote the Restricted Shares except that none of the Restricted Shares may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of except by will or the laws of descent and distribution. Subject to Paragraph 3(d) of this Plan and Agreement, all of the Restricted Shares remaining in the custody of the Company shall be forfeited to the Company and all rights of Naples to such Restricted Shares shall terminate without further obligation on the part of the Company upon the termination of Naples' employment with the Company. Upon the forfeiture of any Restricted Shares, such forfeited shares shall be transferred to the Company without further action by Naples or the Company.

     (d) Notwithstanding anything contained herein to the contrary, if prior to October 2, 1998 Naples' employment with the Company shall terminate by reason of his death or by reason of his disability or if the Company shall terminate Naples' employment with the Company without "Cause" (as defined in Paragraph 12(c) of Naples' Employment Agreement with the Company dated August 14, 1995 (the "Employment Agreement")), or Naples shall terminate his employment with the Company for "Good Reason" pursuant to Paragraph 12(d) of the Employment Agreement, or there shall occur a "Change of Control" (hereafter defined) then, and in any such event, the Company shall, within thirty days after the occurrence of such event, pay and deliver to Naples or his personal representative, as the case may be, free of all restrictions (except as otherwise provided in Paragraph 9 of this Plan and Agreement), the remaining Restricted Shares in the custody of the Company which have not been delivered to Naples.

     (e) For the purposes of this Agreement and Plan, "Change of Control" means the occurrence of a "First Event" or a "Significant Transaction" (as said terms are defined in the Employment Agreement).

4.   Additional Stock Bonus

     (a) The Company shall issue and pay to Naples as an additional stock bonus (the "Additional Stock Bonus") up to an aggregate of 50,000 additional shares of Common Stock on the following terms: Commencing for the year 1996, and for each year thereafter during the term of Naples' employment with the Company, the Company will pay and deliver to Naples, free of all restrictions (except as otherwise provided in Paragraph 9 of this Plan and Agreement), 1,000 shares of Common stock for each $.01 per share increase, on a cumulative basis, in net income per share as reported to shareholders ("EPS"), starting from a base equal to the greater of 1995 EPS or $1.10 per share. Notwithstanding anything contained herein to the contrary, for the purposes of calculating the Additional Stock Bonus, extraordinary and non-recurring gains and losses will be excluded from the determination of EPS. Shares of the Additional Stock Bonus will be deemed to have been earned by Naples as of the last day of the year in question (provided Naples is employed by the Company on the last day of the year), shall be issued not later than April 15 of the following year and shall be issued even if Naples is not employed by the Company on the date of payment and delivery of such shares.

          The application of the preceding paragraph may be illustrated as follows: If for 1995, EPS is $1.15 and for 1996 EPS is $1.35 per share, an Additional Stock Bonus of 20,000 shares will be paid; if for 1997 EPS is $1.33, no shares will be paid; and if for 1998 EPS is $1.45, an Additional Stock Bonus of 10,000 shares will be paid.

     (b) Notwithstanding anything contained herein to the contrary, if the Company shall terminate Naples' employment with the Company without "Cause" (as defined in Paragraph 12(c) of the Employment Agreement), or Naples shall terminate his employment with the Company for "Good Reason" pursuant to Paragraph 12(d) of the Employment Agreement, or there shall occur a Change of Control, then, and in any such event, the Company shall, effective immediately prior to the occurrence of such event, pay and deliver to Naples, free of all restrictions (except as otherwise provided in Paragraph 9 of this Plan and Agreement), the balance of the Additional Stock Bonus (i.e., the difference between 50,000 shares and the number of shares theretofore paid or payable to Naples pursuant to Paragraph 4(a) hereof).

5.   Withholding and Additional Tax Loans

     The Company shall determine the appropriate amount of Federal, state and local withholding taxes or charges due as a result of the payment of the Stock Bonuses under this Plan and Agreement, which amount the Company shall transmit to the appropriate taxing authority (the "Withholding Amount"). Naples may satisfy any such withholding tax obligation by any of the following means or by a combination of such means: (a) authorizing the Company to deduct from the number of shares of Common Stock otherwise deliverable hereunder, such number of shares as shall have a fair market value equal to the Withholding Amount; (b) delivering to the Company such number of unencumbered shares of Common Stock as shall have an aggregate fair market value equal to the Withholding Amount; or (c) tendering a cash payment. To facilitate the payment of any Withholding Amount and to cover any additional Federal and state income taxes of Naples due as a result of the payment of the Stock Bonuses under this Plan and Agreement in excess of the Withholding Amount ("Additional Taxes"), at the request of Naples, the Company shall make loans to Naples in any amount up to the Withholding Amount and the Additional Taxes. Such loans shall require the payment of interest only on a quarterly basis, bear interest at a rate equal to the lowest rate necessary to avoid the imputation of interest income under the Internal Revenue Code of 1986, as amended, shall have a term of ten (10) years (or such shorter term as Naples shall designate), shall be subject to mandatory prepayment to the extent of 50% of the after-tax proceeds realized by Naples on the sale of any of the Common Stock received under this Plan and Agreement, and shall be memorialized by a promissory note in the form attached hereto as Exhibit "1." When a loan shall have been made, shares of Common Stock having a fair market value at least equal to 125% of the principal amount of the loan shall be pledged by Naples to the Company as security for payment of the unpaid balance of the loan pursuant to a stock pledge agreement in the form attached hereto as Exhibit "2."

6.   Adjustments Upon Changes in Capitalization

     In the event of a change in the outstanding shares of Common Stock through reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation or otherwise, or in the event of a sale of all or substantially all of the assets of the Company, an appropriate and proportionate adjustment shall be made in the number and kind of shares of Common Stock to be paid by the Company and in the EPS targets under this Plan and Agreement. Adjustments or changes under this Paragraph 6 shall be made by the Committee.

7.   No Right to Employment

     Neither the adoption of this Plan and Agreement nor its operation, nor any document describing or referring hereto, or any part hereof, shall confer upon Naples any right to continue in the employ of the Company, or shall in any way affect the right and power of the Company to terminate his employment to the same extent as might have been done if this Plan and Agreement had not been adopted.

8.   Exclusion from Pension Computations

     None of the Stock Bonuses provided for herein nor any income realized by Naples upon the receipt thereof or upon the disposition of Common Stock received by him hereunder shall be taken into account as "base remuneration", "wages", "salary" or "compensation" in determining the amount of any contribution to or payment or any other benefit under any pension, retirement, incentive, profit-sharing, deferred compensation or similar plan of the Company.

9.   Compliance with Law

     (a) Common Stock will not be paid and delivered to Naples hereunder except in compliance with all applicable Federal and state laws and regulations including, without limitation, compliance with all Federal and state securities laws, withholding tax requirements and the rules of all stock exchanges, if any, on which the Common Stock may be listed.

     (b) Naples represents and warrants to the Company that he is and will be acquiring the Common Stock to be paid and delivered to him hereunder for investment for his own account and not with a view to the resale, distribution or public offering thereof. Naples acknowledges that he has been informed and is aware that the Common Stock to be paid and delivered to him hereunder is not and may not be registered under the Securities Act of 1933 and applicable state securities laws (and that the Company has no obligation to effect such registration) and must be held indefinitely until they are subsequently registered under said Act or an exemption from such registration is available; and that routine sales of securities made in reliance upon SEC Rule 144 can be made only in limited amounts in accordance with the terms and conditions of that Rule and subject to compliance with Section 16 of the Securities Exchange Act of 1934.

     (c) Any share certificate delivered to Naples hereunder may also bear such legends and statements as the Company shall deem advisable to assure compliance with Federal and state laws and regulations. The Company may require Naples to execute and deliver to the Company an agreement or other instrument evidencing Naples's acceptance of the terms and conditions hereof or as may be deemed necessary to effectuate the provisions of this Plan and Agreement.

10.  Interpretation of this Plan and Agreement

     Headings are given to the Paragraphs of this Plan and Agreement solely as a convenience to facilitate reference. Such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of this Plan and Agreement or any provisions hereof. The use of the singular shall also include within its meaning the plural and vice versa.

11.  Construction of this Plan and Agreement

     The place of administration of this Plan and Agreement shall be in the Commonwealth of Pennsylvania and the validity, construction, interpretation, administration and effect of this Plan and Agreement, and rights relating to this Plan and Agreement shall be determined solely in accordance with the laws of the Commonwealth of Pennsylvania.


Agreed to August 14, 1995, effective as of October 2, 1995



QUAKER CHEMICAL CORPORATION


By:________________________                  ________________________(SEAL)
   Peter A. Benoliel,                        Ronald J. Naples
   Chairman of the Board

                              PROMISSORY NOTE



$___________________                                     ____________, 199_


     FOR VALUE RECEIVED AND INTENDING TO BE LEGALLY BOUND, the undersigned, RONALD J. NAPLES ("Maker"), does hereby promise to pay to the order of QUAKER CHEMICAL CORPORATION, a Pennsylvania corporation ("Holder"), the
principal sum of              Dollars ($          ) in lawful money of the
United States of America, plus interest on the unpaid principal balance thereof upon the following terms:

     1. Payment of Principal. The principal amount hereof, together with accrued but unpaid interest thereon shall be due and payable in full on , 200_. This Promissory Note is executed and delivered by Maker pursuant to the 1995 Naples Restricted Stock Plan and Agreement, dated August 14, 1995 (the "Restricted Stock Plan").

     2. Interest. Interest on the unpaid balance hereof shall accrue from the date hereof at the Long-Term Applicable Federal Rate, compounded monthly, as published by the Internal Revenue Service for the month during which this Note is executed. Interest shall be due and payable monthly on the first day of January, April, July, and October, commencing on the first day of the first of such months following the date hereof.

     3. Prepayment. The principal amount hereof may be prepaid by Maker in whole or in part at any time without penalty. In the event that Maker sells any shares of Common Stock of Holder received by Maker pursuant to the Restricted Stock Plan (the "Stock Sale"), prepayment of the principal hereof, together with accrued but unpaid interest thereon, shall be required to the extent of fifty percent (50%) of the excess of (i) the proceeds from such Stock Sale, over (ii) the amount of any Federal, state and local taxes due with respect to the Stock Sale.

     4. Default Interest. Interest shall accrue on the outstanding principal balance hereof following the occurrence of an Event of Default or after the due date for the payment of principal hereunder until paid at a rate per annum which is two percent (2%) in excess of the rate payable under Paragraph 2 above (the "Default Rate"). Any judgment obtained for sums due hereunder shall accrue interest at the Default Rate until paid.

     5. Place of Payment. Payments of principal and interest shall be made to Holder at Elm and Lee Streets, Conshohocken, PA


                          Exhibit 1 to Exhibit A


19428, or such other address as Holder shall notify Maker of in writing.

     6. Events of Default. In the event of the occurrence of any of the following events with respect to Maker ("Events of Default"), Holder shall have the option to declare Maker to be in default on this Note and shall have the power to declare the unpaid balance of this Note to be immediately due and payable, without demand, notice or presentment of any kind: (a) Maker's failure to make payment required hereunder when due or under any other promissory note executed and delivered by Maker to Holder pursuant to the Restricted Stock Plan, which failure continues for ten (10) days after notice thereof from Holder; (b) Maker ceases to be an employee of Holder or an affiliate of Holder, provided, however, if any of the shares of Common Stock of Holder received by Maker pursuant to the Restricted Stock Plan are not freely transferable by Maker, either pursuant to Rule 144 under the Securities Act of 1933 (the "'33 Act") or pursuant to an effective registration statement under the '33 Act, no Event of Default shall arise under this clause (b) until 30 days after all such shares become freely transferable; or (c) the occurrence of any of the following events with respect to Maker: (i) the making of an assignment for the benefit of creditors, (ii) the appointment of a receiver or trustee for all or any substantial portion of Maker's assets, or (iii) the commencement of proceedings in bankruptcy or any other proceedings for arrangement or reorganization of Maker's debts under any State or Federal law, which proceedings are not dismissed within sixty (60) days from their commencement date.

     7. Waivers. Maker hereby waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Note, and all other demands and notices in connection with the delivery, acceptance, performance. default or enforcement of this Note. Any failure of Holder to exercise any rights hereunder shall not be construed as waiver of the rights to exercise the same or any other right at any other time or times.

     8. Miscellaneous. This Note shall be construed and governed by the laws of the Commonwealth of Pennsylvania. The provisions of this Note are severable and the invalidity or unenforceability of any provision shall not alter or impair the remaining provisions of this Note. This Note shall be binding upon and inure to the benefit of Maker, Holder and their respective successors and assigns.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, Maker has duly executed this Note as of the day and year first above written.

WITNESS:

__________________________                 ______________________________
                                           Ronald J. Naples


                          STOCK PLEDGE AGREEMENT


     THIS STOCK PLEDGE AGREEMENT dated as of             , 199_ (the
"Pledge Agreement") made by and between RONALD J. NAPLES ("Pledgor") and QUAKER CHEMICAL CORPORATION, a Pennsylvania corporation ("Pledgee").


                           W I T N E S S E T H :

     WHEREAS, Pledgor and Pledgee have entered into a certain 1995 Naples Restricted Stock Plan and Agreement dated August 14, 1995 (the "Restricted Stock Plan") in connection with the employment of Pledgor as the President and Chief Executive Officer of Pledgee and pursuant to which Pledgor is entitled to the receipt of shares of restricted Common Stock of Pledgor subject to the terms and conditions of the Restricted Stock Plan; and

     WHEREAS, pursuant to Paragraph 5 of the Restricted Stock Plan, Pledgee has agreed to make loans to Pledgor in amounts equal to the Federal, state and local withholding taxes or charges due with respect to the issuance of shares of Common Stock under the Restricted Stock Plan (the "Withholding Tax Loans"); and

     WHEREAS, Pledgee has made one or more Withholding Tax Loans to Pledgor which have been memorialized in promissory notes the terms of which are described more particularly in Schedule "A" hereto and made a part hereof, which Schedule "A" shall be amended from time to time to reflect any additional Withholding Tax Loans made pursuant to the Restricted Stock Plan (such promissory notes are collectively referred to herein as the "Notes"); and

     WHEREAS, one of the conditions for Pledgee making the Withholding Tax Loans to Pledgor is that Pledgor enter into this Pledge Agreement to pledge shares of Common Stock of Pledgee owned by Pledgor with a fair market value equal to 125% of the principal amount of the Notes to secure the repayment of the Notes.

     NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto, intending to be legally bound hereby agree as follows:




                          Exhibit 2 to Exhibit A


     1.   Pledge and Assignment.

          1.1 Pledged Collateral. As collateral security for the payment and satisfaction of the principal and interest under the Notes, Pledgor, subject to Section 6.1 hereof, hereby assigns, transfers, grants, pledges, hypothecates, sets over and delivers to Pledgee a security interest under the Uniform Commercial Code of the Commonwealth of Pennsylvania in:

          (a) the shares of Common Stock of Pledgee which are described in Schedule "B" attached hereto and made a part hereof (collectively the "Pledged Shares") and the certificates representing the Pledged Shares, and all cash, securities, dividends, rights, and other property at any time and from time to time declared or distributed in respect of, or in exchange for, any or all of the Pledged Shares; and

          (b) all other property hereafter delivered to Pledgee in substitution for any of the foregoing, all certificates and instruments representing or evidencing such property an all cash, securities, interest, dividends, rights and other property at any time and from time to time declared or distributed in respect of, or in exchange for, any or all thereof; and

          (c)  all profits and proceeds of any of the foregoing.

All such Pledged Shares, certificates, notes, instruments, cash, securities, interest, dividends, rights, property, profits and proceeds referred to in this Section 1 are herein collectively referred to as the "Pledged Collateral."

          1.2 Additional Withholding Tax Loans. Whenever Pledgee makes additional Withholding Tax Loans to Pledgor after the execution of this Pledge Agreement, Pledgor shall, contemporaneous with the execution of the Notes memorializing such Withholding Tax Loans, transfer to Pledgee shares of Common Stock of Pledgee with a fair market value at such time which is equal to 125% of the principal amount of such Notes. Such shares of Common Stock shall be subject to the pledge and security interest created hereunder and shall constitute Pledged Collateral subject to all the terms and restrictions of this Pledge Agreement.

          1.3 Maintenance of Collateral Ratio. In the event that the fair market value of the Pledged Collateral falls below an amount equal to 110% of the aggregate outstanding principal amount of the Notes, Pledgor shall transfer to Pledgee additional shares of Common Stock of Pledgee or such other property as shall be acceptable to Pledgee ("Additional Collateral), with a fair market value sufficient to increase the aggregate fair market value of all of the Pledged Collateral hereunder to 110% of aggregate the outstanding principal amount of the Notes. Such Additional Collateral shall be subject to the pledge and security interest created hereunder and shall constitute Pledged Collateral subject to all the terms and restrictions of this Pledge Agreement.

     2.   Rights in Pledged Collateral.

     Notwithstanding anything herein to the contrary, it is expressly understood and agreed that Pledgee shall not exercise any of the rights, remedies or powers herein conferred upon it until an Event of Default (as defined in Section 7 hereof) shall occur and be continuing, but upon the occurrence and during the continuance of any such Event of Default, Pledgee shall have the right, at any time at its discretion and without notice to Pledgor, to exercise and enjoy all of Pledgor's rights, benefits and privileges in the Pledged Collateral.

     3.   Delivery of Pledged Shares.

     All certificates or instruments now or at any time hereafter representing or evidencing the Pledged Collateral, shall be delivered to Pledgee, or if already delivered to Pledgee then retained by Pledgee, accompanied by duly executed instruments of transfer or assignment in blank, and held by Pledgee hereunder. Upon the occurrence and during the continuance of an Event of Default hereunder, Pledgee shall have the right, at any time at its discretion and without notice to Pledgor, to transfer to, or register in the name of, Pledgee or any of its nominees any or all of the Pledged Collateral. All such instruments and documents shall be in form and substance satisfactory to Pledgee. In addition, Pledgee shall have the right at any time to exchange certificates or instruments representing or evidencing the Pledged Shares for certificates or instruments of smaller or larger denominations representing the same number of Pledged Shares.

     4.   Representations and Warranties.

     Pledgor hereby represents and warrants the following:

          (a) All of the Pledged Collateral is owned by Pledgor free and clear of any and all options, claims, security interests, liens, pledges and encumbrances, except those created hereby or under the Restricted Stock Plan;

          (b) Pledgor has the full power and legal authority to enter into this Pledge Agreement and to consummate the transactions contemplated hereby, and this Pledge Agreement constitutes the authorized valid and legally binding obligation of Pledgor, enforceable in accordance with its terms;

          (c) The execution and delivery of this Pledge Agreement, the consummation of the transactions provided for herein, and the fulfillment of he terms hereof, will not result in the breach of any of the terms, conditions or provisions of, or constitute a default under, or conflict with, or cause any acceleration of any obligation under, any agreement or other instrument to which Pledgor is a party or by which he is bound or any judgment, decree, order or award of any court, governmental body or arbitrator or any applicable law, rule or regulation.

     5. Further Assurances. Pledgor agrees that at any time and from time to time, at his expense, he will promptly execute and delivery all further instruments, documents, and assignments, including without limitation financing statements and continuation statements, and take all further action as Pledgee may reasonably request, including without limitation delivering additional documentation, certificates or instruments evidencing any Pledged Collateral, in order to carry out the terms of this Pledge Agreement or to perfect and protect any security interest granted or purported to be granted hereby or to enable Pledgee to exercise and enforce its rights and remedies hereunder with respect to the Pledged Collateral.

     6.   Voting Rights, Consensual Rights, Dividends and Distributions.

          6.1 As long as no Event of Default shall have occurred or be continuing:

          (a) Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement, the Notes and the Restricted Stock Plan;

          (b) Pledgor shall be entitled to receive and retain any and all cash distributions or dividends paid on the pledged Collateral which he is otherwise entitled to receive, notwithstanding the assignment and transfer of the Pledged Collateral and the grant of a security interest in Section 1 of this Pledge Agreement, but any and all stock dividends, liquidating dividends, distributions in property, returns of capital or other distributions made on, or in respect of, any of the Pledged Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of any issuer of the Pledged Collateral or received in exchange for the Pledged Collateral or any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets or to which any issuer of any Pledged Collateral may be a party or otherwise and any and all cash and other property received in exchange for any of the Pledged Collateral shall be and become part of the Pledged Collateral hereunder and, if received by Pledgor, shall forthwith be delivered to Pledgee; and

          (c) Pledgee shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as he may reasonably request for the purpose of enabling him to exercise the voting consensual and other rights which he is entitled to exercise pursuant to

Subparagraph 6.1(a) above, and to receive such distributions and dividends which he is authorized to receive and retain pursuant to Subparagraph 6.1(b) above.

     6.2  Upon the occurrence and during the continuance of an Event of
Default:

          (a) All rights of Pledgor to exercise the voting and other consensual rights which he would otherwise be entitled to exercise pursuant to Subsection 6.1(a) above and to receive and retain the distributions and dividends which he would otherwise be authorized to receive and retain pursuant to Section 6.1(b) above shall become vested in Pledgee, which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such distributions and dividends (whether or not the Pledged Collateral shall have been transferred into the name of Pledgee or any of its nominees, Pledgor hereby irrevocably appointing and constituting Pledgee as proxy and attorney-in-fact of Pledgor, which appointment is coupled with an interest, with full power of substitution, to act as if Pledgee were the outright owner thereof); and

          (b) All distributions and dividends which are received by Pledgor contrary to the provisions of Subsection 6.2(a) above shall be received in trust for the benefit of Pledgee, shall be segregated from other funds of Pledgor and shall be paid over to Pledgee forthwith as Pledged Collateral in the same form as so received (with any necessary endorsement).

     7.   Event of Default.

     The term Event of Default as used herein shall include any of the following:

          (a) The occurrence of an Event of Default as defined in the Notes;

          (b) If any representation or warranty made by Pledgor in this Pledge Agreement shall be false or misleading in any material respect; or

          (c) An occurrence of a default in the due performance or observance of any term, covenant or agreement required to be performed or observed pursuant hereto which is not cured within thirty (30) days after the delivery of written notice to Pledgor of such default.

     8.   Power of Attorney.

     Pledgee is hereby appointed by Pledgor as his attorney-in- fact, irrevocably to do any and all acts and things which Pledgee may deem necessary to perfect and continue perfected the security interest hereby created and to protect and preserve the Pledged Collateral including, without limitation, the execution on behalf of Pledgor of any continuation statement, and in the event Pledgor changes his principal residence, any financing statement, with respect to the security interest created hereby and the endorsement of any drafts or orders which may be payable to Pledgor in respect of, arising out of, or relating to any or all of the Pledged Collateral.

     9.   Termination of Security Interest.

     At such time as (a) the entire aggregate principal amounts and accrued interest under the Notes have been paid and satisfied in full; and (b) such satisfaction of the entire aggregate principal and interest due under the Notes is not the subject to any filed claim, contest, voidance or offset of any type whatsoever or any written threat thereof, the security interest
provided herein shall terminate.   Upon the occurrence of such event
Pledgee shall return to Pledgor all of the Pledged Collateral then held by Pledgee, if any, and upon written request of Pledgor, Pledgee shall execute, in form for filing, termination statements of the security interest herein granted and, thereafter, no party hereto shall have any further rights or obligations hereunder.

     10.  Miscellaneous.

     10.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have ben given if delivered or mailed, first class, registered or certified mail, postage prepaid;

          (a)  To Pledgor:    Ronald J. Naples
                              411 Wister Road
                              Wynnewood, PA 19096

          (b)  To Pledgee:    Quaker Chemical Corporation
                              Elm and Lee Streets
                              Conshohocken, PA  19428
                              Attn:  Peter A. Benoliel,
                                     Chairman of the Board

     10.2 Waiver of Set-Off. Pledgor hereby waives the right to interpose any set-off in connection with any litigation or dispute under this Pledge Agreement or any instrument or document delivered pursuant to this Pledge Agreement irrespective of the nature of such set-off.

     10.3 No Waiver. No failure or delay on the part of Pledgee in exercising any right, power or privilege hereunder and no course of dealing between Pledgor and Pledgee shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power of privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which Pledgee would otherwise have. No notice to, or demand on, Pledgor in any case shall entitle Pledgor to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of Pledgee to take any other or further action in any circumstances without notice or demand.

     10.4 Entire Agreement and Amendments. This Pledge Agreement represents the entire agreement between the parties hereto with respect to the transactions contemplated hereunder and, except as expressly provided herein, shall not be affected by reference to any other documents. Neither this Pledge Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but such may be accomplished only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

     10.5 Assignment. This Pledge Agreement shall be binding upon and inure to the benefit of Pledgor and his heirs and personal representatives and the to Pledgee and its successors or assigns. Without the prior written consent of Pledgee, Pledgor may not assign any of his rights or delegate any of his duties or obligations hereunder.

     10.6 Governing Law. This Pledge Agreement and the rights and obligations of the parties hereto shall be construed in accordance with and shall be governed by the laws of the Commonwealth of Pennsylvania.

     10.7 Severability. Every provision of this Pledge Agreement is intended to be severable, and if any term or provision hereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

     10.8 Descriptive Headings. The descriptive headings of the several sections of this Pledge Agreement are inserted for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have executed or caused this Pledge Agreement to be duly executed as of the day and year first above written.

WITNESS:                       PLEDGOR:



__________________________     ______________________________
                               Ronald J. Naples

ATTEST:                        PLEDGEE:

                               QUAKER CHEMICAL CORPORATION



__________________________     By:___________________________
        Secretary                 Peter A. Benoliel,
                                  Chairman of the Board

                             RONALD J. NAPLES
                          STOCK OPTION AGREEMENT



     1. A STOCK OPTION (the "Option") for a total of 200,000 shares of Common Stock (the "Stock"), par value of $1 per share, of Quaker Chemical Corporation, a Pennsylvania corporation (the "Company") is hereby granted to Ronald J. Naples ("Naples") subject to the terms and provisions of the Quaker Chemical Corporation 1993 Long-Term Performance Incentive Plan (the "Plan") insofar as the same are applicable to Stock Options granted thereunder. The terms and provisions of the Plan are incorporated herein by reference.

     2. The Option Price(s) as determined by the Compensation/Management Development Committee (the "Committee") which has the authority for administering the Plan for the Company are:

          As to 100,000 shares --  $[the "Fair Market Value (as
                                   defined in the Plan) on
                                   October 2, 1995]

          As to 50,000 shares  --  $[the lesser of (i) 120% of
                                   the aforesaid Fair Market
                                   Value or (ii) the greater of
                                   $19.25 or the aforesaid Fair
                                   Market Value]

          As to 50,000 shares  --  $[the lesser of (i) 140% of
                                   the aforesaid Fair Market
                                   Value or (ii) the greater of
                                   $22.50 or the aforesaid Fair
                                   Market Value]

having been determined pursuant to Section 3.2 of the Plan, which are equal to or greater than 100% of the Fair Market Value (as defined in the Plan) of the Stock on the date of the grant of the Option.

     3. Subject to the provisions of Paragraphs 4, 5 and 6 hereof, the Option may be exercised in whole at any time or in part from time to time on or after the date the Option, or any portion thereof, first becomes exercisable. The Option terminates on the earlier of the date when fully exercised under the provisions of the Plan, the date fixed pursuant to
Section 3.8(a), 3.8(b), or 3.8(c) of the Plan, or October 1, 2005, unless the term shall be restricted by other applicable law.

     4. The Option may not be exercised if the issuance of the Stock upon such exercise would constitute a violation of any


                                 Exhibit B

applicable federal or state securities or other law or valid regulation.
If required by the Committee, the Naples, as a condition to his exercise of this Option, shall represent to the Company that the Stock which he acquires upon exercise of the Option is being acquired by the Naples for investment and not with a present view to distribution or resale thereof. Naples agrees to accept certificate(s) representing the Stock issued upon the exercise of the Option bearing a legend referring to the fact that the Stock represented by that certificate(s) has not been registered under the Securities Act of 1933 or applicable state "Blue Sky" laws and indicating that transfers thereof are restricted if the same shall be determined by the Committee to be necessary. Further, exercise of an Option granted pursuant to this Agreement shall be under and subject to Paragraph 3.4 of the Plan.

     5.   This Option consists of Incentive Stock Options as to
_________ shares and Non-Qualified Options as to __________ shares and shall be exercisable in accordance with the following Schedule:

                         INCENTIVE STOCK OPTIONS:

     Number of Shares           Exercisable on or after

        * ___________    One year from date of this Agreement
       ** ___________    Two years from date of this Agreement
      *** ___________    Three years from date of this Agreement

                          NON-QUALIFIED OPTIONS:

     Number of Shares           Exercisable on or after

        * ___________    One year from date of this Agreement
       ** ___________    Two years from date of this Agreement
      *** ___________    Three years from date of this Agreement

     [Breakdown between Incentive Stock Options and Non-
     Qualified Options will be based on IRS $100,000 Rule]

     * will aggregate 135,000 shares; ** will aggregate 35,000 shares; and *** will aggregate 30,000 shares

     6. Notwithstanding anything contained in Paragraph 5 hereof to the contrary, if, prior to October 2, 1998, Naples' employment with the Company shall terminate by reason of his death or by reason of his disability or the Company shall terminate Naples' employment with the Company without "Cause" as defined in Paragraph 12(c) of Naples' Employment Agreement with the Company dated August 14, 1995 (the "Employment Agreement"), or Naples shall terminate his employment with the Company for "Good Reason" pursuant to Paragraph 12(d) of the Employment Agreement, or there shall occur a "Change of Control" (hereafter defined), then and in such event the Option

                                    -2-

shall, on the date of the occurrence of such event, become immediately exercisable in full.


     For the purposes of the preceding paragraph, "Change of Control" means the occurrence of a "First Event" or a "Significant Transaction" (as said terms are defined in the Employment Agreement).

     7. The Option may not be transferred in any manner other than by will or the laws of descent or distribution and may be exercised during the lifetime of the Naples only by him. The terms of the Option shall be binding upon the executors, administrators, heirs, successors, and assigns of the Naples.

     8. The Option may be exercised only upon payment of the appropriate amount and delivery of the completed "Notice of Exercise," attached hereto, to the Secretary of the Company. Any attempted exercise of the Option without such delivery of the "Notice of Exercise" may be disregarded by the Company. Payment and delivery for the purposes hereof may also be accomplished by making payment and delivery to an agent duly appointed by the Company for the purposes of accepting payment and notice of exercise. Where any such appointment is made, the Company shall so advise Naples, and Naples may rely upon such notice until such notice is revoked or amended.

     9. Naples shall have none of the rights of a shareholder with respect to any shares of Stock subject to the Option, except as to the shares with respect to which Naples has validly exercised the Option granted herein and tendered to the Company the full price therefor.

     10. All notices required to be given hereunder shall be mailed by registered or certified mail to the Company to the attention of its Secretary, at Elm and Lee Streets, Conshohocken, Pennsylvania 19428, and to Naples at Naples's address as it appears on the Company's books and records unless either of said parties has duly notified the other in writing of a change in address.

                                   QUAKER CHEMICAL CORPORATION


                                   By:_______________________________
                                      Peter A. Benoliel,
                                      Chairman of the Board



Dated: August 14, 1995, effective as of October 2, 1995


                                    -3-

     Naples acknowledges receipt of a copy of the Plan, and represents that he is familiar with the terms and provisions thereof, and hereby accepts the Option subject to the terms and provisions of the Plan insofar as they relate to Incentive Stock Options granted thereunder. Naples agrees hereby to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any questions arising under the Plan or the Option. Naples authorizes the Company to withhold in accordance with applicable law from any compensation payable to him any taxes required to be withheld by federal, state, or local law as a result of the exercise of the Option.

     NAPLES REPRESENTS THAT, AT THE TIME THE OPTION IS GRANTED, HE DOES NOT OWN DIRECTLY OR INDIRECTLY (AS DETERMINED UNDER SECTION 424(d) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED), STOCK POSSESSING MORE THAN 10% OF THE TOTAL COMBINED VOTING POWER OF ALL CLASSES OF STOCK OF QUAKER CHEMICAL CORPORATION OR ANY OF ITS SUBSIDIARIES.


                                   ______________________________________
                                             Ronald J. Naples



                        QUAKER CHEMICAL CORPORATION

     1995 NAPLES SUPPLEMENTAL RETIREMENT INCOME PROGRAM AND AGREEMENT



1.   Background

     The purpose of the 1995 Naples Supplemental Retirement Income Program and Agreement (the "Program") is to provide Ronald J. Naples ("Naples"), the President and Chief Executive Officer of Quaker Chemical Corporation (the "Company"), with an improved retirement program that will enhance the Company's ability to retain the services of Naples as well as to reflect Naples' achievements and valued contributions to the Company.

2.   Administration

     The Program shall be a non-qualified and unfunded plan of deferred compensation for Federal income tax purposes, administered by the Company's Compensation/Management Development Committee whose determinations shall be final, binding and conclusive. As the Program contemplates payment of benefits on a post-retirement basis, the Company will establish on the Company's books and records an accrual of the benefits earned pursuant to the Program according to Generally Accepted Accounting Principles.

3.   Basic Program Concept

     The benefits payable under the Program are based on a formula which will provide the maximum supplemental retirement income benefit to Naples if he shall remain employed by the Company for 15 or more years. If Naples' employment with the Company is less than 15 years, the retirement income benefit will be reduced by 2.667% for each full and fractional year less than 15 years of employment with the Company. For purposes of the Program, employment with any corporation, partnership or other entity of which 40% or more of the voting power is held, directly or indirectly, by the Company, shall be deemed employment with the Company. Naples' rights to benefits under the Program shall be fully vested and nonforfeitable.

4.  Benefit Calculation

     The supplemental retirement income benefit payable under the Program shall be determined as follows:

                             First Calculation

     Salary Plus Bonus (hereinafter defined)


                                 Exhibit C

          less      Actual Social Security taxes paid on Salary Plus Bonus,

          less Applicable state income tax on Salary Plus Bonus at the rate in effect on the Payment Commencement Date,

          less Federal income tax on Salary Plus Bonus, calculated at the tax rate for a joint return with no dependents in effect on the Payment Commencement Date,

          less Local taxes on Salary Plus Bonus, where applicable, at the rate in effect on the Payment Commencement Date.

     Computation of the above will generate the "Net Pre- Retirement
Income."

                            Second Calculation

Projected benefits
payable from the
Company's qualified
Defined Benefit
Pension Plan, based
on the "Life Only"
option commencing
at age 65 (the
"Pension"),              plus      Social Security benefit payable to
                                   Naples at age 65, assuming that he is
                                   married and that he and his spouse are
                                   the same age.

                         less State income taxes on Pension and Social Security benefits at the actual rate.

                         less Federal income taxes on Pension and Social Security benefits based on tax rate for a joint return with no dependents.

                         less Applicable local taxes on Pension and Social Security benefits at the actual rate.

     Computation of the above will generate the "Net After- Retirement
Income."


                                    -2-

                             Third Calculation

     The benefit payable hereunder will be equal to the amount (if any) by which the Net After-Retirement Income is less than 80% of the Net Pre-Retirement Income. As indicated above, the benefit shall be further reduced by 2.667% for each full and fractional year of employment with the Company less than 15.

     For purposes of the Program, Salary Plus Bonus means the higher of (a) the final year of base salary prior to the termination of Naples' employment with the Company or the commencement of benefits under Section 5 hereof, whichever comes first, plus the average of the highest three of the last five years of annual incentive bonuses earned prior to such date; or
(b) the three highest consecutive years of base salary and annual incentive bonuses during the period of Naples' employment with the Company. Contributions made to the Company's Profit-Sharing and Retirement Savings Plan (or any other plan of deferred compensation sponsored by the Company) other than elective pre-tax contributions by Naples shall not be included within the definition of Salary Plus Bonus. Moreover, none of the income realized by Naples pursuant to his participation in the 1995 Restricted Stock Plan and Agreement or in any stock option plan sponsored by the Company shall be included in the definition of Salary Plus Bonus.

5.  Payments and Term

     Benefits payable under the Program shall be made in equal monthly installments, shall be made for Naples' life only, and shall terminate on the first day of the month following Naples' death. The payment of benefits under this Program shall commence on the first day of the month (the "Payment Commencement Date") subsequent to the later of: (a) the termination of Naples' employment with the Company; or (b) Naples' attainment of age 65; provided, however, in the event Naples elects to terminate his employment with the Company pursuant to any early retirement provision of any qualified retirement plan sponsored by the Company, the benefits payable under this Program shall commence on the first day of the month subsequent to the date of early retirement. In the event the payment of benefits under the Program shall commence either prior to or subsequent to Naples' attainment of age 65, such benefits shall be adjusted in accordance with the actuarial assumptions utilized in the administration of the Company's defined benefit pension plan as in existence on the date of benefit commencement.


                                    -3-

6.  Successors and Assigns

     The benefits payable under the Program shall be a binding contractual obligation of the Company and such obligation shall be binding on any successor company resulting from any acquisition, merger, reorganization, or amalgamation of the Company with or into any other company or juridical entity.

7.  Construction

     The place of administration of this Program shall be in the Commonwealth of Pennsylvania and the validity, construction, interpretation, administration and effect of this Program, and rights relating to this Program shall be determined solely in accordance with the laws of the Commonwealth of Pennsylvania.



Agreed to August 14, 1995, effective as of October 2, 1995



                                   QUAKER CHEMICAL CORPORATION



_________________________(SEAL)    By:__________________________________
Ronald J. Naples                      Peter A. Benoliel,
                                      Chairman of the Board